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                                                                      EXHIBIT 12


MOORE CORPORATION LIMITED
RATIO OF EARNINGS TO FIXED CHARGES
CANADIAN GAAP

                                                   JUNE        JUNE
                                                   2003        2002         2002         2001        2000        1999        1998
                                                 --------     -------     --------     --------     -------     -------    --------
FIXED CHARGES
   Interest expensed                               33,876       5,927       12,145       26,653      25,561      24,184      19,054
   Capitalized interest                                --          --           --           --          --          --          --
   Amortization of expenses related to
      indebtedness
   Estimate of interest expense within rental
      expense                                       9,053       8,844       17,379       18,833      23,299      21,115      19,028
   Debt settlement costs                               --          --       16,746       10,396          --          --          --
                                                 --------     -------     --------     --------     -------     -------    --------
   Total Fixed Charges                             42,929      14,771       46,270       55,882      48,860      45,299      38,082
                                                 ========     =======     ========     ========     =======     =======    ========

EARNINGS
   Add:
      Pretax earnings from operations before
         minority interest                          5,189      38,513       77,352     (388,420)    (81,592)    128,610    (642,918)
      Fixed charges                                42,929      14,771       46,270       55,882      48,860      45,299      38,082
      Distributed income from equity
         investments                                   --          --           --           --          --          --          --
                                                 --------     -------     --------     --------     -------     -------    --------
      Subtotal                                     48,118      53,284      123,622     (332,538)    (32,732)    173,909    (604,836)
                                                 --------     -------     --------     --------     -------     -------    --------
   Less:
      Capitalized interest                             --          --           --           --          --          --          --
      Minority interest in pre-tax income              --          --           --           --          --          --          --
                                                 --------     -------     --------     --------     -------     -------    --------
      Subtotal                                         --          --           --           --          --          --          --
                                                 --------     -------     --------     --------     -------     -------    --------
   EARNINGS                                        48,118      53,284      123,622     (332,538)    (32,732)    173,909    (604,836)
                                                 ========     =======     ========     ========     =======     =======    ========
      Earnings to Fixed Charges Ratio                1.12        3.61         2.67           --          --        3.84          --
   Deficiency                                                                          (388,420)    (81,592)               (642,918)

MOORE CORPORATION LIMITED
RATIO OF EARNINGS TO FIXED CHARGES
U.S. GAAP


                                                   JUNE        JUNE
                                                   2003        2002        2002        2001        2000
                                                 --------     -------     -------    --------     -------
FIXED CHARGES
   Interest expensed                               33,876       5,927      12,145      26,395      25,561
   Amortization of expenses related to
      indebtedness
   Estimate of interest expense within rental
      expense                                       9,053       8,844      17,379      18,833      23,299
   Debt settlement costs                               --          --      16,746      10,396
                                                 --------     -------     -------    --------     -------
   Total Fixed Charges                             42,929      14,771      46,270      55,624      48,860
                                                 ========     =======     =======    ========     =======

EARNINGS
   Add:
      Earnings from operations before income
         taxes and minority interest               19,898      47,588      94,598    (218,332)    (46,796)
      Fixed charges                                42,929      14,771      46,270      55,624      48,860
      Distributed income from equity
         investments                                   --          --          --          --          --
                                                 --------     -------     -------    --------     -------
      Subtotal                                     62,827      62,359     140,868    (162,708)      2,064
                                                 --------     -------     -------    --------     -------
   Less:
      Capitalized interest                             --          --          --          --          --
      Minority interest in pre-tax income              --          --          --          --          --
                                                 --------     -------     -------    --------     -------
      Subtotal                                         --          --          --          --          --
                                                 --------     -------     -------    --------     -------
   EARNINGS                                        62,827      62,359     140,868    (162,708)      2,064
                                                 ========     =======     =======    ========     =======
      Earnings to Fixed Charges Ratio                1.46        4.22        3.04          --        0.04
   Deficiency                                                                        (218,332)    (46,796)